Contacts:	Wyeth: Media Contacts: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Gwen Fisher Wyeth Pharmaceuticals (484) 865-5160 Investor Contact: Justin Victoria Wyeth (973) 660-5340
Progenics Pharmaceuticals, Inc.:

Investor Contacts:
Richard W. Krawiec, Ph.D.
Vice President, Corporate Affairs
(914) 789-2814

Dory A. Lombardo
Senior Manager, Corporate Affairs
(914) 789-2818

Media Contact:
Aline Schimmel
WeissComm Partners
(312) 284-4706

WYETH AND PROGENICS PROVIDE UPDATE ON PHASE 3 CLINICAL TRIAL OF INTRAVENOUS METHYLNALTREXONE FOR POSTOPERATIVE ILEUS

Collegeville, Pa and Tarrytown, NY – March 12, 2008 -- Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), and Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced preliminary findings from the first of two phase 3 clinical trials of intravenous methylnaltrexone being evaluated for the management of postoperative ileus (POI) in patients recovering from segmental colectomy surgical procedures.

Preliminary results from the phase 3 clinical trial conducted by Wyeth showed that treatment did not achieve the primary end point of the study: a reduction in time to recovery of gastrointestinal function (i.e., time to first bowel movement) as compared to placebo. The study also did not show that secondary measures of surgical recovery, including time to discharge eligibility, were superior to placebo. In this clinical study, methylnaltrexone was administered intravenously in doses of 12 or 24 mg every six hours and was generally well tolerated.

“Currently, we are conducting the necessary analyses to determine greater clarity regarding the outcome of this clinical study, ” states Paul J. Maddon, M.D., Ph.D., Progenics’ Founder, Chief Executive Officer, and Chief Science Officer.  “Preliminary findings from this international study of 542 patients are inconsistent with the clinically meaningful results demonstrated in the 65-patient phase 2 study of intravenous methylnaltrexone for the management of postoperative ileus.”

The second phase 3 trial of intravenous methylnaltrexone for management of POI is being led by Progenics and is similar in design to the Wyeth study reported today. Progenics announced on January 8, 2008 that it had completed enrollment in this trial, with results expected to be reported by midyear.

“Despite the results of this phase 3 trial for POI, we remain confident in the methylnaltrexone development program,” says Robert Ruffolo, Ph.D., President, Research and Development, Wyeth Pharmaceuticals. “We will continue to develop the methylnaltrexone franchise to help address the unmet medical need of patients suffering with the gastrointestinal side effects of opioids.”

The Wyeth and Progenics development program for methylnaltrexone continues in multiple formulations across multiple patient populations. Following is the status of intravenous, subcutaneous, and oral formulations of methylnaltrexone currently under investigation.

IV Formulation

In addition to the two studies in segmental colectomy patients, the companies are conducting a phase 3 study of intravenous methylnaltrexone for the management of POI in patients who have undergone surgical repair of large abdominal hernias. Those results are expected to be reported in early 2009.

Subcutaneous Formulation

Wyeth and Progenics are awaiting a decision from the United States Food and Drug Administration (FDA) by the end of April 2008 on marketing approval of their subcutaneous formulation of methylnaltrexone for use in the palliative care setting for opioid-induced constipation (OIC). The companies filed the New Drug Application (NDA) with the FDA for this indication in March 2007. Wyeth and Progenics are also conducting clinical studies evaluating the subcutaneous formulation of methylnaltrexone for the treatment of opioid-induced constipation in the chronic pain setting, in patients with non-malignant pain (phase 3), and in the acute pain setting, in patients following orthopedic rehabilitation (phase 2).

Oral Formulation

The Companies are conducting two phase 2 trials evaluating oral formulations of methylnaltrexone for the treatment of OIC with findings expected to be reported mid-2008.

About the Collaboration between Wyeth and Progenics

In December 2005, Wyeth and Progenics entered into an exclusive, worldwide agreement for the joint development and commercialization of methylnaltrexone for the treatment of opioid-induced side effects, including constipation and postoperative ileus, a prolonged dysfunction of the gastrointestinal tract following surgery. Under the terms of the agreement, Wyeth received worldwide rights to methylnaltrexone, and Progenics retained an option to co-promote the product in the United States. The companies are collaborating on worldwide development. Wyeth has agreed to pay Progenics royalties on worldwide sales and co-promotion fees within the United States. Additionally, Wyeth is responsible for all ongoing and future development and commercialization costs.

(PGNX-C)

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women's health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world's largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company's major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products (including that there can be no assurance that clinical trials of methylnaltrexone will provide sufficient evidence of safety and efficacy, that the pending NDA for the subcutaneous formulation of methylnaltrexone will be approved, or that methylnaltrexone will ever be successfully commercialized); government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption "Item 1A, Risk Factors." The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation (oral and subcutaneous formulations) and post-operative ileus (intravenous formulation). In March 2007, the Company submitted a New Drug Application to the United States Food and Drug Administration for the subcutaneous formulation of methylnaltrexone for patients suffering from opioid-induced constipation while receiving palliative care, followed in May 2007 by Wyeth’s submission of a Marketing Authorization Application (MAA) in Europe to the European Medicines Agency (EMEA). In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV entry co-receptor CCR5, which has completed phase 1b clinical studies with positive results. In the area of prostate cancer, the Company is developing a human monoclonal antibody drug conjugate – a selectively targeted cytotoxic antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of March 11, 2008. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words "anticipates," "plans," "expects" and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product. Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor's Note:
Additional information on Wyeth is available at http://www.wyeth.com
Additional information on Progenics is available at http://www.progenics.com